CONFORMED COPY








             TEXAS GAS TRANSMISSION CORPORATION,
                                         Issuer

                             TO

      THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION),
                                         Trustee





                          INDENTURE

                 Dated as of April 11, 1994




                        $150,000,000

                             of

                        8 5/8% Notes
                          Due 2004

             TEXAS GAS TRANSMISSION CORPORATION

       Certain Sections of this Indenture relating to
         Sections 310 through 318, inclusive, of the
                Trust Indenture Act of 1939:

Trust Indenture
   Act Section                         Indenture Section

   310(a)(1)                           609
 (a)(2)                                609
 (a)(3)                                Not Applicable
 (a)(4)                                Not Applicable
 (b)                                   608
                                       610
   311(a)                              613
 (b)                                   613
   312(a)                              701
                                       702(a)
 (b)                                   702(b)
 (c)                                   702(c)
   313(a)                              703(a)
 (b)                                   703(a)
 (c)                                   703(a)
 (d)                                   703(b)
   314(a)                              704
 (a)(4)                                101
                                       102
                                       1004
 (b)                                   Not Applicable
 (c)(1)                                102
 (c)(2)                                102
 (c)(3)                                Not Applicable
 (d)                                   Not Applicable
 (e)                                   102

                                       (continued on following page)

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

(continued from previous page)

             TEXAS GAS TRANSMISSION CORPORATION

       Certain Sections of this Indenture relating to
         Sections 310 through 318, inclusive, of the
                Trust Indenture Act of 1939:

Trust Indenture
   Act Section                         Indenture Section

    315(a)                             601
   (b)                                 602
   (c)                                 601
   (d)                                 601
   (e)                                 514
    316(a)                             101
   (a)(1)(A)                           502
                                       512
   (a)(1)(B)                           513
   (a)(2)                              Not Applicable
   (b)                                 508
   (c)                                 104(c)
    317(a)(1)                          503
   (a)(2)                              504
   (b)                                 1003
    318(a)                             107














NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                      TABLE OF CONTENTS



                                                        Page

PARTIES                                                    1

RECITALS OF THE COMPANY                                    1



                         ARTICLE ONE

              DEFINITIONS AND OTHER PROVISIONS
                   OF GENERAL APPLICATION

           Section 101.Definitions . . . . . . . . . . .   1
           Act . . . . . . . . . . . . . . . . . . . . .   2
           Affiliate . . . . . . . . . . . . . . . . . .   2
           Attributable Value. . . . . . . . . . . . . .   2
           Authenticating Agent. . . . . . . . . . . . .   2
             Board of Directors. . . . . . . . . . . . .   2
             Board Resolution. . . . . . . . . . . . . .   2
             Business Day. . . . . . . . . . . . . . . .   3
             Capital Lease Obligation. . . . . . . . . .   3
           Capital Stock . . . . . . . . . . . . . . . .   3
             Commission. . . . . . . . . . . . . . . . .   3
           Company . . . . . . . . . . . . . . . . . . .   3
             Company Request . . . . . . . . . . . . . .   3
           Consolidated Net Tangible Assets. . . . . . .   3
             Consolidated Net Worth. . . . . . . . . . .   3
             Consolidated Subsidiaries . . . . . . . . .   4
           Corporate Trust Office. . . . . . . . . . . .   4
             corporation . . . . . . . . . . . . . . . .   4
           Debt. . . . . . . . . . . . . . . . . . . . .   4
           Defaulted Interest. . . . . . . . . . . . . .   4
           Event of Default. . . . . . . . . . . . . . .   4
           Exchange Act. . . . . . . . . . . . . . . . .   4
           GAAP. . . . . . . . . . . . . . . . . . . . .   5
           Holder. . . . . . . . . . . . . . . . . . . .   5
           Incur . . . . . . . . . . . . . . . . . . . .   5
           Indenture . . . . . . . . . . . . . . . . . .   5
           Interest Payment Date . . . . . . . . . . . .   5
           Lien. . . . . . . . . . . . . . . . . . . . .   5
             Maturity. . . . . . . . . . . . . . . . . .   5
           Net Available Proceeds. . . . . . . . . . . .   5
           Notes . . . . . . . . . . . . . . . . . . . .   6
           Note Register . . . . . . . . . . . . . . . .   6
           Officers' Certificate . . . . . . . . . . . .   6
           Opinion of Counsel. . . . . . . . . . . . . .   6
           Outstanding . . . . . . . . . . . . . . . . .   6
           pari passu. . . . . . . . . . . . . . . . . .   7
           Paying Agent. . . . . . . . . . . . . . . . .   7
           Person. . . . . . . . . . . . . . . . . . . .   7
           Pipeline Assets . . . . . . . . . . . . . . .   7
           Transco . . . . . . . . . . . . . . . . . . .   7
           Place of Payment. . . . . . . . . . . . . . .   7
           Predecessor Note. . . . . . . . . . . . . . .   7
           Redeemable Stock. . . . . . . . . . . . . . .   8
           Regular Record Date . . . . . . . . . . . . .   8
           Related Person. . . . . . . . . . . . . . . .   8
           Sale and Leaseback Transaction. . . . . . . .   8
           Special Record Date . . . . . . . . . . . . .   8
           Stated Maturity . . . . . . . . . . . . . . .   8
           Subsidiary. . . . . . . . . . . . . . . . . .   8
           Tangible Assets . . . . . . . . . . . . . . .   9
           Texas Gas Guarantees. . . . . . . . . . . . .   9
           Transco . . . . . . . . . . . . . . . . . . .   9
           Transco Amended Bank Credit Facility. . . . .   9
           Transco Reimbursement Facility. . . . . . . .   9
           Trustee . . . . . . . . . . . . . . . . . . .   9
           Trust Indenture Act . . . . . . . . . . . . .   9
           U.S. Government Obligations . . . . . . . . .   9
           Vice President. . . . . . . . . . . . . . . .  10
             Voting Stock. . . . . . . . . . . . . . . .  10
           Wholly owned Subsidiary . . . . . . . . . . .  10
           Section 102.Compliance Certificates and
             Opinions. . . . . . . . . . . . . . . . . .  10
           Section 103.Form of Documents Delivered to
             Trustee . . . . . . . . . . . . . . . . . .  11
           Section 104.Acts of Holders; Record Dates . .  11
           Section 105.
             Notices, Etc., to Trustee and Company . . .  13
           Section 106.
             Notice to Holders; Waiver . . . . . . . . .  13
           Section 107.
             Conflict with Trust Indenture Act . . . . .  13
           Section 108.
             Effect of Headings and Table of Contents. .  14
           Section 109.
             Successors and Assigns. . . . . . . . . . .  14
           Section 110.
             Separability Clause . . . . . . . . . . . .  14
           Section 111.
             Benefits of Indenture . . . . . . . . . . .  14
           Section 112.
             Governing Law . . . . . . . . . . . . . . .  14
           Section 113.
             Legal Holidays. . . . . . . . . . . . . . .  14


                         ARTICLE TWO

                         NOTES FORMS

           Section 201.
             Forms Generally . . . . . . . . . . . . . .  15
           Section 202.
             Form of Face of Note. . . . . . . . . . . .  15
           Section 203.
             Form of Reverse of Note . . . . . . . . . .  17
           Section 204.
           Form of Trustee's Certificate of
           Authentication. . . . . . . . . . . . . . . .  19


                        ARTICLE THREE

                          THE NOTES

           Section 301.
             Title and Terms . . . . . . . . . . . . . .  19
           Section 302.
             Denominations . . . . . . . . . . . . . . .  20
           Section 303.
           Execution, Authentication, Delivery and
           Dating. . . . . . . . . . . . . . . . . . . .  20
           Section 304.
             Temporary Notes . . . . . . . . . . . . . .  21
           Section 305.
           Registration, Registration of Transfer and Exchange 21
           Section 306.
           Mutilated, Destroyed, Lost and Stolen
           Notes . . . . . . . . . . . . . . . . . . . .  22
           Section 307.
           Payment of Interest; Interest Rights
           Preserved . . . . . . . . . . . . . . . . . .  23
           Section 308.
             Persons Deemed Owners . . . . . . . . . . .  24
           Section 309.
             Cancellation. . . . . . . . . . . . . . . .  24
           Section 310.
             Computation of Interest . . . . . . . . . .  25
           Section 311.
             CUSIP Numbers . . . . . . . . . . . . . . .  25


                        ARTICLE FOUR

                   DISCHARGE OF INDENTURE

           Section 401.
             Termination of Company's Obligations. . . .  25
           Section 402.
             Defeasance and Discharge of Indenture . . .  26
           Section 403.
             Defeasance of Certain Obligations . . . . .  29
           Section 404.
             Application of Trust Money. . . . . . . . .  31
           Section 405.
             Reinstatement . . . . . . . . . . . . . . .  31


                        ARTICLE FIVE

                          REMEDIES

           Section 501.
             Events of Default . . . . . . . . . . . . .  31
           Section 502.
           Acceleration of Maturity; Rescission and
           Annulment . . . . . . . . . . . . . . . . . .  33
           Section 503.
           Collection of Indebtedness and Suits for
           Enforcement by Trustee. . . . . . . . . . . .  34
           Section 504.
             Trustee May File Proofs of Claim. . . . . .  35
           Section 505.
           Trustee May Enforce Claims Without
           Possession of Notes . . . . . . . . . . . . .  35
           Section 506.
             Application of Money Collected. . . . . . .  36
           Section 507.
             Limitation on Suits . . . . . . . . . . . .  36
           Section 508.
           Unconditional Right of Holders to Receive
             Principal, Premium and Interest . . . . . .  37
           Section 509.
             Restoration of Rights and Remedies. . . . .  37
           Section 510.
             Rights and Remedies Cumulative. . . . . . .  37
           Section 511.
             Delay or Omission Not Waiver. . . . . . . .  38
           Section 512.
             Control by Holders. . . . . . . . . . . . .  38
           Section 513.
             Waiver of Past Defaults.. . . . . . . . . .  38
           Section 514.
             Undertaking for Costs . . . . . . . . . . .  39
           Section 515.
             Waiver of Stay or Extension Laws. . . . . .  39


                         ARTICLE SIX

                         THE TRUSTEE

           Section 601.
             Certain Duties and Responsibilities . . . .  39
           Section 602.
             Notice of Defaults. . . . . . . . . . . . .  40
           Section 603.
             Certain Rights of Trustee . . . . . . . . .  40
           Section 604.
           Not Responsible for Recitals or Issuance
           of Notes. . . . . . . . . . . . . . . . . . .  41
           Section 605.
             May Hold Notes. . . . . . . . . . . . . . .  41
           Section 606.
             Money Held in Trust . . . . . . . . . . . .  41
           Section 607.
             Compensation and Reimbursement. . . . . . .  42
           Section 608.
             Disqualification; Conflicting Interests . .  42
           Section 609.
             Corporate Trustee Required; Eligibility . .  42
           Section 610.
           Resignation and Removal; Appointment of
           Successor . . . . . . . . . . . . . . . . . .  43
           Section 611.
             Acceptance of Appointment by Successor. . .  44
           Section 612.
           Merger, Conversion, Consolidation or
           Succession to Business. . . . . . . . . . . .  45
           Section 613.
           Preferential Collection of Claims Against
           Company . . . . . . . . . . . . . . . . . . .  45
           Section 614.
             Appointment of Authenticating Agent . . . .  45


                        ARTICLE SEVEN

      HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

           Section 701.
           Company to Furnish to Trustee Names and
           Addresses of Holders. . . . . . . . . . . . .  48
           Section 702.
           Preservation of Information;
           Communications to Holders . . . . . . . . . .  48
           Section 703.
             Reports by Trustee. . . . . . . . . . . . .  49
           Section 704.
             Reports by Company. . . . . . . . . . . . .  49


                        ARTICLE EIGHT

    CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

           Section 801.
           Company May Consolidate, Etc., Only on
           Certain Terms . . . . . . . . . . . . . . . .  49
           Section 802.
             Successor Substituted . . . . . . . . . . .  50


                        ARTICLE NINE

                   SUPPLEMENTAL INDENTURES

           Section 901.
           Supplemental Indentures Without Consent of Holders 51
           Section 902.
           Supplemental Indentures with Consent of
           Holders . . . . . . . . . . . . . . . . . . .  52
           Section 903.
             Execution of Supplemental Indentures. . . .  53
           Section 904.
             Effect of Supplemental Indentures . . . . .  53
           Section 905.
             Conformity with Trust Indenture Act . . . .  53
           Section 906.
           Reference in Notes to Supplemental
           Indentures. . . . . . . . . . . . . . . . . .  53


                         ARTICLE TEN

                          COVENANTS

           Section 1001.
             Payment of Principal, Premium and Interest.  54
           Section 1002.
             Maintenance of Office or Agency . . . . . .  54
           Section 1003.
           Money for Notes Payments to Be Held in
           Trust . . . . . . . . . . . . . . . . . . . .  54
           Section 1004.
             Statement by Officers as to Default . . . .  56
           Section 1005.
             Existence . . . . . . . . . . . . . . . . .  56
           Section 1006.
             Maintenance of Properties . . . . . . . . .  56
           Section 1007.
             Payment of Taxes and Other Claims . . . . .  56
           Section 1008.
           Limitations Concerning Distributions by
           and Transfers to Subsidiaries . . . . . . . .  57
           Section 1009.
             Limitation on Liens . . . . . . . . . . . .  57
           Section 1010.
           Limitation on Sale and Leaseback
           Transactions. . . . . . . . . . . . . . . . .  59
           Section 1011.
           Limitation on Transactions with Affiliates and Related
           Persons . . . . . . . . . . . . . . . . . . .  59
           Section 1012.
             Provision of Financial Information. . . . .  59
           Section 1013.
             Waiver of Certain Covenants . . . . . . . .  60


TESTIMONIUM

SIGNATURES AND SEALS

ACKNOWLEDGMENTS

        INDENTURE, dated as of April 11, 1994, between TEXAS GAS TRANSMISSION CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office in Houston, Texas, and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee").


                   RECITALS OF THE COMPANY

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 8 5/8% Notes due 2004 (herein called the "Notes"), to be issued in one series as provided in this Indenture.

        All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                         ARTICLE ONE

              DEFINITIONS AND OTHER PROVISIONS
                   OF GENERAL APPLICATION

        Section 101.   Definitions.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

        (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

        (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

        (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        "Act", when used with respect to any Holder, has the meaning specified in Section 104.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capital Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with GAAP.

        "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Notes.

        "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, New York, are authorized or obligated by law or executive order to close.

        "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

        "Consolidated Net Tangible Assets" of any Person means the sum of the Tangible Assets of such Person and its Consolidated Subsidiaries after eliminating intercompany items, all determined in accordance with GAAP, including appropriate deductions for any minority interest in Tangible Assets of such Consolidated Subsidiaries.

        "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less amounts attributable to Redeemable Stock of such person.

        "Consolidated Subsidiaries" of any person means all other
Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with GAAP.

        "Corporate Trust Office" means the corporate trust office of the Trustee at Four Chase MetroTech Center, Brooklyn, New York, or at any other location in The City of New York at which at any particular time its corporate trust business shall be administered.

        "corporation" means a corporation, association, company, joint-stock company or business trust.

        "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes, guarantees or other similar instruments, including obligations incurred in connection with acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business (x) which are not overdue by more than 90 days or (y) which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a proper reserve or other appropriate provision, if any, as shall be required in accordance with GAAP, shall have been made), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) every payment obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination,
(viii) every obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) every obligation of the type referred to in clauses (i) through (viii) of another person and all dividends of another person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

        "Defaulted Interest" has the meaning specified in Section 307.

        "Event of Default" has the meaning specified in Section 501.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

        "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect from time to time.

        "Holder" means a Person in whose name a Note is registered in the Note Register.

        "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or the obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

        "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

        "Interest Payment Date", when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

        "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit agreement, security interest, lien, charge, easement (other than any easement not materially and adversely affecting the Company's financial position, results of operations, business or prospects), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Maturity", when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

        "Net Available Proceeds" from any Sale and Leaseback
Transaction by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquisition of Debt or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, net of
(i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale and Leaseback Transaction, (ii) all payments made by such Person or its Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Sale and Leaseback Transaction or by applicable law be repaid out of the proceeds from such Sale and Leaseback Transaction and (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Sale and Leaseback Transaction.

        "Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

        "Note Register" and "Note Registrar" have the respective meanings specified in Section 305.

        "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company.

        "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

        (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

        (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

        (iii)Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

        "pari passu", when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such Person as to which the other is not so subordinate.

        "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Notes on behalf of the Company.

        "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Pipeline Assets" means all assets used or useful in the gas pipeline business of the Company or its Subsidiaries.

        "Place of Payment" means the place or places where the principal of and any premium and interest on the Notes are payable as contemplated by Section 301.

        "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

        "Redeemable Stock" of any Person means any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Notes.

        "Regular Record Date" for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose as contemplated by Section 202.

        "Related Person" of any Person means, without limitation, any other Person owning 5% or more of the outstanding Common Stock of such Person or 5% or more of the Voting Stock of such Person.

        "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person after the acquisition or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

        "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

        "Stated Maturity", when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

        "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof or
(ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

        "Tangible Assets" of any Person means, at any date, the gross book value as shown by the accounting books and records of such Person of all its property both real and personal, less (i) the net book value of all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, noncompete agreements or organizational expenses and other like intangibles, (ii) unamortized Debt discount and expense, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and (iv) all other proper reserves which in accordance with GAAP should be provided in connection with the business conducted by such Person.

        "Texas Gas Guarantees" means, collectively, the guarantees by the Company of the repayment of up to (i) $180,000,000 under the Transco Amended Bank Credit Facility and (ii) $20,000,000 under the Transco Reimbursement Facility.

        "Transco" means Transco Energy Company, a Delaware company.

        "Transco Amended Bank Credit Facility" means the $450,000,000 Amended Credit Agreement dated as of December 31, 1993 among Transco, as borrower, the banks named therein and Citibank, N.A., as agent and Bank of Montreal, as co-agent.

        "Transco Reimbursement Facility" means the $50,000,000 letter of credit facility dated as of December 31, 1993 among Transco and the banks named therein and Bank of Montreal, as agent.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

        "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

        "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian if such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

        "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

        "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only as long as no senior class of securities has such voting power by reason of any contingency.

        "Wholly owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly owned Subsidiaries of such Person or by such Person and one or more Wholly owned Subsidiaries of such Person.

        Section 102.   Compliance Certificates and Opinions.

        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

        (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

        (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

        Section 103.   Form of Documents Delivered to Trustee.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        Section 104.   Acts of Holders; Record Dates.

        (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

        (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

        (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Notes entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Notes. If not set by the Company prior to the first solicitation of a Holder of Notes made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders of Notes, only the Holders of Notes on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

        (d)  The ownership of Notes shall be proved by the Note
Register.

        (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

        Section 105.   Notices, Etc., to Trustee and Company.

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

        (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust
   Office, Attention:  Corporate Trust Administration; or

        (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it c/o Transco Energy Company, 2800 Post Oak Boulevard, P.O. Box 1396, Houston, Texas 77251,
   Attention: Secretary, or at any other address previously furnished in writing to the Trustee by the Company.

        Section 106.   Notice to Holders; Waiver.

        Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

        Section 107.   Conflict with Trust Indenture Act.

        If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

        Section 108.   Effect of Headings and Table of Contents.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        Section 109.   Successors and Assigns.

        All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

        Section 110.   Separability Clause.

        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 111.   Benefits of Indenture.

        Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

        Section 112.   Governing Law.

        This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

        Section 113.   Legal Holidays.

        In any case where any Interest Payment Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date or Stated Maturity, as the case may be, to the date of such payment.


                         ARTICLE TWO

                         NOTES FORMS

        Section 201.   Forms Generally.

        The Notes shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

        The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

        Section 202.   Form of Face of Note.

             TEXAS GAS TRANSMISSION CORPORATION

                    ____% Notes due 2004

No.                                    $
CUSIP No.

        TEXAS GAS TRANSMISSION CORPORATION, a corporation duly
organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises
to pay to                                         , or registered
assigns, the principal sum of                  Dollars on __________,
and to pay interest thereon from ________, 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on _______ and _______ in each year, commencing _____________, at the rate of ____% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ____% per annum on any overdue principal and premium and on any overdue instalment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the________ or _________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.


        Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

        Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                 TEXAS GAS TRANSMISSION
                                    CORPORATION



                                 By:

                                   Name:
                                   Title:


ATTEST:







        Section 203.   Form of Reverse of Note.

        This Note is one of a duly authorized issue of unsecured securities of the Company (herein called the "Notes"), issued and to be issued in one series under an Indenture, dated as of April __, 1994 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank (National Association), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of a single series, limited in aggregate principal amount to $150,000,000.

        The Indenture contains provisions for defeasance at any time of
(i) the entire indebtedness of this Note or (ii) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein.

        If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        Section 204.   Form of Trustee's Certificate of
                       Authentication.

        The Trustee's certificates of authentication shall be in substantially the following form:

        "This is one of the Notes referred to in the within-mentioned
Indenture.


Dated:

                              THE CHASE MANHATTAN BANK
                              (NATIONAL ASSOCIATION),
                                 As Trustee


                              By
                                     Authorized Officer"



                        ARTICLE THREE

                          THE NOTES

        Section 301.   Title and Terms.

        The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $150,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes.

        The Notes shall be known as the "8 5/8% Notes due 2004" of the Company. The Stated Maturity of the principal thereof shall be April 1, 1994 and they shall bear interest at the rate of 8 5/8% per annum from April 1, 1994, or the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on October 1, 1994 and semiannually thereafter on April 1 and October 1 in each year and at the Stated Maturity, until the principal thereof is paid or duly provided for.

        The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.

        Section 302.   Denominations.

        The Notes shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

        Section 303.   Execution, Authentication, Delivery and
                       Dating.

        The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

        Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

        The Trustee shall, upon Company Order, authenticate and deliver Notes for original issue in an aggregate principal amount of up to $150,000,000.

        Each Note shall be dated the date of its authentication.

        No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

        Section 304.   Temporary Notes.

        Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

        If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes of any authorized denominations and of a like aggregate principal amount and tenor. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

        Section 305.   Registration, Registration of Transfer and
                       Exchange.

        The Company shall cause to be kept at the Corporate Trust
Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

        Upon surrender for registration of transfer of any Note at the office or agency in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and tenor.

        At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

        All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

        Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304 or 906.

        Section 306.   Mutilated, Destroyed, Lost and Stolen Notes.

        If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        If there shall be delivered to the Company and the Trustee
(i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

        Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

        Section 307.   Payment of Interest; Interest Rights
                       Preserved.

        Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

        Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or clause (2) below:

        (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

        (2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

        Section 308.   Persons Deemed Owners.

        Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

        Section 309.   Cancellation.

        All Notes surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order.

        Section 310.   Computation of Interest.

        Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

        Section 311.   CUSIP Numbers.

        The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use).


                        ARTICLE FOUR

                   DISCHARGE OF INDENTURE

        Section 401.   Termination of Company's Obligations.

        Except as otherwise provided in this Section 401, the Company may terminate its obligations under the Notes and this Indenture if:

        (a) all Notes previously authenticated and delivered (other than mutilated, destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 1001 of this Indenture or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 405 of this Indenture) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

        (b) (i) all Outstanding Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of such interest, to pay principal, premium, if any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iii) no Event of Default shall have occurred and be continuing (A) on the date of such deposit or
   (B) insofar as certain events of bankruptcy, insolvency or reorganization are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period), (iv) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

        With respect to the foregoing subsection (a), the Company's obligations under Section 607 shall survive. With respect to the foregoing subsection (b), the Company's obligations contained in Sections 303, 304, 305, 306, 607, 610 and 1002 of this Indenture shall survive until the Notes are no longer Outstanding. Thereafter, only the Company's obligations contained in Section 607 of this Indenture shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

        Section 402.   Defeasance and Discharge of Indenture.

        The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in subsection (d) hereof, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to
(i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes,
(iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Company's obligations under Section 1002,
(v) the rights, obligations and immunities of the Trustee hereunder and
(vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

        (a) with reference to this Section 402, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 609 of this Indenture) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest on the Notes, and dedicated solely to, the benefit of the Holders in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, principal and premium, if any, in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause
   (a), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the Outstanding Notes at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

        (b) such deposit will not, if the Notes are then listed on any securities exchange, cause the Notes to be de-listed or result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

        (c)  no Event of Default shall have occurred and be continuing
   (1) on the date of such deposit or (2) insofar as certain events of bankruptcy, insolvency or reorganization are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

        (d) the Company shall have delivered to the Trustee (1) either (i) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gains or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 402 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (ii) an Opinion of Counsel to the same effect as the ruling described in clause (i) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required, and
   (2) an Opinion of Counsel, subject to such qualifications, exceptions, assumptions and limitations as are reasonably deemed necessary by such counsel and are reasonably satisfactory to counsel for the Trustee, to the effect that (i) the creation of the defeasance trust will not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended and (ii) after the passage of 123 days following the deposit (except, with respect to any trust funds for the benefit of any Person who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
   Section 15.6-A of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding; and

        (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 402 have been complied with.

        Notwithstanding the foregoing subsection (a), prior to the end of the 123-day (or one-year) period referred to in subsection (d)(2)(ii) above, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one-year) period with respect to this Section 402, the Company's obligations in Sections 303, 304, 305, 306, 607, 610, 1001 and 1002 of this Indenture shall survive until there are no Notes Outstanding. Thereafter, only the Company's obligations in Section 607 of this Indenture shall survive.
If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in subsection (d)(1) above is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 1001 of this Indenture, then the Company's obligations under such Section 1001 of this Indenture shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this
Section 402.

        After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

        Section 403.   Defeasance of Certain Obligations.

        The Company may omit to comply with any term, provision or condition set forth in clauses (2), (3) and (4) of Section 801 and Sections 1008 through 1012 of this Indenture, and clauses (3), (4), (5),
(6), (7) and (8) of Section 501 of this Indenture shall be deemed not to be Events of Default, in each case with respect to the Outstanding Notes if:

        (a) with reference to this Section 403, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 609 of this Indenture) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest on the Notes, and dedicated solely to, the benefit of the Holders in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, principal and premium, if any, in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this subsection (a), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

        (b) such deposit will not, if the Notes are then listed on any securities exchange, cause the Notes to be de-listed or result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

        (c) no Default or Event of Default shall have occurred and be continuing (1) on the date of such deposit or (2) insofar as certain events of bankruptcy, insolvency or reorganization are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

        (d) the Company has delivered to the Trustee an Opinion of Counsel, subject to such qualifications, exceptions, assumptions and limitations as are reasonably deemed necessary by such counsel and are reasonably satisfactory to counsel for the Trustee, to the effect that (1) the creation of the defeasance trust will not result in the trust arising constituting an investment company as defined in the Investment Company Act of 1940, as amended, (2) the Holders have a valid first-priority security interest in the trust funds, (3) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and
   (4) after the passage of 123 days following the deposit (except, with respect to any trust funds for the benefit of any Person who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15.6-A of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (i) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (ii) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding; and

        (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 403 have been complied with.

        Section 404.   Application of Trust Money.

        Subject to the last paragraph of Section 1003 of this Indenture, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 401, 402 or 403 of this Indenture, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

        Section 405.   Reinstatement.

        If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 401, 402 or 403 of this Indenture, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401, 402 or 403 of this Indenture, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 401, 402 or 403 of this Indenture, as the case may be; provided that, if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                        ARTICLE FIVE

                          REMEDIES

        Section 501.   Events of Default.

        "Event of Default", wherever used herein with respect to Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (1) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

        (2) default in the payment of the principal of (or premium, if any, on) any Note at its Maturity; or

        (3)  default in the performance, or breach, of Section 801; or

        (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

        (5) default in the payment of any Debt (including this Indenture) of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $5 million, whether such Debt now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such Debt when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes a written notice specifying such default and requiring the Company to cause such Debt to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

        (6) the entering of a final judgment or final judgments for the payment of money against the Company or any Subsidiary of the Company in an aggregate amount in excess of $5 million by a court or courts of competent jurisdiction, which judgments remain undischarged or unbonded for a period (during which execution shall not be effectively stayed) of 60 consecutive days after the right to appeal all such judgments has expired; or

        (7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

        (8) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

        Section 502.   Acceleration of Maturity; Rescission and
                       Annulment.

        If an Event of Default (other than an Event of Default described in clause (7) or clause (8) of Section 501) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default of the type set forth in clause (7) or clause (8) of Section 501 occurs and is continuing, the principal of and any interest on the Notes then Outstanding shall become immediately due and payable.

        At any time after a declaration of acceleration with respect to Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences, other than an Event of Default in respect of the nonpayment of accelerated principal, if:

        (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

             (A)  all overdue interest on all Notes,

             (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes,

             (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and

             (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

   and

        (2) all Events of Default with respect to Notes, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

        Section 503.   Collection of Indebtedness and Suits for
                  Enforcement by Trustee.

        The Company covenants that if:

        (1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days; or

        (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof;

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If an Event of Default with respect to Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        Section 504.   Trustee May File Proofs of Claim.

        In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same after reduction of the Trustee's reasonable fees and expenses (including counsel fees and expenses) and any other amounts due under Section 607; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

        No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 505. Trustee May Enforce Claims Without Possession of Notes.

        All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

        Section 506.   Application of Money Collected.

        Any money or other property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

        FIRST:  To the payment of all amounts due the Trustee under
   Section 607; and

        SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and any premium and interest, respectively.

        Section 507.   Limitation on Suits.

        No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

        (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

        (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

        (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

        (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

        (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

        Section 508.   Unconditional Right of Holders to Receive
                  Principal, Premium and Interest.

        Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) any interest on such Note on the Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

        Section 509.   Restoration of Rights and Remedies.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

        Section 510.   Rights and Remedies Cumulative.

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        Section 511.   Delay or Omission Not Waiver.

        No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

        Section 512.   Control by Holders.

        The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that

        (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

        (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        Section 513.   Waiver of Past Defaults.

        The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

        (1) in the payment of the principal of, or any premium, if any, or interest on, any Note, or

        (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

        Section 514.   Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

        Section 515.   Waiver of Stay or Extension Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                         ARTICLE SIX

                         THE TRUSTEE

        Section 601.   Certain Duties and Responsibilities.

        The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

        Section 602.   Notice of Defaults.

        If a default occurs hereunder with respect to Notes, the Trustee shall give the Holders of Notes notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

        Section 603.   Certain Rights of Trustee.

        Subject to the provisions of Section 601:

        (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

        (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

        (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

        (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

        (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

        (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

        Section 604.   Not Responsible for Recitals or Issuance of
                       Notes.

        The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

        Section 605.   May Hold Notes.

        The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

        Section 606.   Money Held in Trust.

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

        Section 607.   Compensation and Reimbursement.

        The Company agrees

        (1) to pay to the Trustee from time to time such compensation as may be agreed to in writing from time to time by the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

        (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

        (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        Section 608.   Disqualification; Conflicting Interests.

        If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

        Section 609.   Corporate Trustee Required; Eligibility.

        There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

        Section 610.   Resignation and Removal; Appointment of
                       Successor.

        (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

        (b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

        (c) The Trustee may be removed at any time with respect to the Notes by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

        (d)  If at any time:

        (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

        (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

        (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Notes, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

        (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Notes in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

        Section 611.   Acceptance of Appointment by Successor.

        (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

        (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

        (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

        Section 612.   Merger, Conversion, Consolidation or
                       Succession to Business.

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

        Section 613.   Preferential Collection of Claims Against
                       Company.

        If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

        Section 614.   Appointment of Authenticating Agent.

        The Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

        Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Notes with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

        The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

        If an appointment of an Authenticating Agent is made pursuant to this Section, the Notes may have endorsed thereon an alternative certificate of authentication in the following form:

        "This is one of the Notes referred to in the within-mentioned
Indenture.


                              THE CHASE MANHATTAN BANK
                                 (NATIONAL ASSOCIATION),
                                   As Trustee

                              By

                                    As Authenticating Agent


                              By
                                         Authorized Officer"
                        ARTICLE SEVEN

      HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

        Section 701.   Company to Furnish to Trustee Names and
                       Addresses of Holders.

        The Company will furnish or cause to be furnished to the
Trustee:

        (a) semiannually, not later than January 5 and July 5 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the preceding January 1 or July 1, as the case may be; and

        (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

        Section 702. Preservation of Information; Communications to Holders.

        (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

        (b)  The rights of the Holders to communicate with other
Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

        (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

        Section 703.   Reports by Trustee.

        (a)  The term "reporting date" as used in this Section means
May 15. Within 60 days after the reporting date in each year, beginning in 1995, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

        (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when any Notes are listed on any stock exchange.

        Section 704.   Reports by Company.

        The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.


                        ARTICLE EIGHT

    CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

        Section 801.   Company May Consolidate, Etc., Only on
                       Certain Terms.

        The Company may not and may not permit any Subsidiary of the Company created after the date hereof to: (i) consolidate with or merge into any other Person (other than the Company or a Wholly owned Subsidiary of the Company) or permit any other Person to consolidate with or merge into the Company or any Subsidiary of the Company; (ii) directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety; (iii) directly or indirectly, acquire Capital Stock or other ownership interests of any other Person such that such Person becomes a Subsidiary of the Company; or (iv) directly or indirectly, purchase, lease or otherwise acquire (x) all or substantially all of the properties and assets or (y) any existing business (whether as a separate entity, subsidiary, division, unit or otherwise) of any Person as an entity unless, in the case of any of the events described in clause (i), (ii), (iii) or (iv) above: (1) immediately before and after giving effect to such transaction and treating any Debt Incurred by the Company or a Subsidiary of the Company as a result of such transaction as having been Incurred by the Company or such Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing; (2) in a transaction in which the Company does not survive or in which the Company transfers, conveys, sells, leases or otherwise disposes of all or substantially all of its properties and assets as an entirety, the successor entity to the Company is a corporation, partnership or trust and organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia which expressly assumes, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Indenture; (3) immediately after giving effect to any such transaction of the type described in clause (i) and clause (ii) above, the Consolidated Net Worth of the Company or the successor entity to the Company is equal to or greater than that of the Company immediately prior to the transaction; (4) if, as a result of any such transaction, property or assets of the Company or any Subsidiary of the Company would become subject to a lien prohibited by Section 1009, the Company or the successor entity to the Company will have secured the Notes as required by such Section; and (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel as specified herein.

        Section 802.   Successor Substituted.

        Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.


                        ARTICLE NINE

                   SUPPLEMENTAL INDENTURES

        Section 901.   Supplemental Indentures Without Consent of
                       Holders.

        Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

        (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

        (2) to add to the covenants of the Company for the benefit of the Holders of Notes or to surrender any right or power herein conferred upon the Company; or

        (3)  to add any additional Events of Default; or

        (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form; or

        (5) to add to, change or eliminate any of the provisions of this Indenture, provided that any such addition, change or elimination (i) shall not modify the rights of the Holder of any such Note with respect to such provision or (ii) shall become effective only when there is no such Note Outstanding; or

        (6)  to secure the Notes; or

        (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

        (8) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (8) shall not adversely affect the interests of the Holders of Notes in any material respect.

        Section 902.   Supplemental Indentures with Consent of
                       Holders.

        With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

        (1) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or

        (2) change any Place of Payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or

        (3) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

        (4) reduce the percentage of aggregate principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

        (5)  modify any of the provisions of this Section or
   Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 901(7).

        It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

        Section 903.   Execution of Supplemental Indentures.

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        Section 904.   Effect of Supplemental Indentures.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

        Section 905.   Conformity with Trust Indenture Act.

        Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

        Section 906.   Reference in Notes to Supplemental
                       Indentures.

        Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.


                         ARTICLE TEN

                          COVENANTS

        Section 1001.  Payment of Principal, Premium and Interest.

        The Company covenants and agrees that it will duly and punctually pay the principal of and any premium and interest on the Notes in accordance with the terms of the Notes and this Indenture.

        Section 1002.  Maintenance of Office or Agency.

        The Company will maintain in each Place of Payment for Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        Section 1003.  Money for Notes Payments to Be Held in Trust.

        If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of or any premium or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents with respect to the Notes, it will, prior to each due date of the principal of or any premium or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

        The Company will cause each Paying Agent for the Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

        Section 1004.  Statement by Officers as to Default.

        The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a certificate of the chief executive officer, chief financial officer or chief accounting officer, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which the signer may have knowledge.

        Section 1005.  Existence.

        Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

        Section 1006.  Maintenance of Properties.

        The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

        Section 1007.  Payment of Taxes and Other Claims.

        The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Section 1008. Limitations Concerning Distributions by and Transfers to Subsidiaries.

        (a) The Company will not, and will not permit any Subsidiary of the Company to, suffer to exist any encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Subsidiary of the Company (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to the Company or any other Subsidiary of the Company; (ii) to make loans or advances to the Company or any Subsidiary of the Company; or (iii) to transfer any of its property or assets to the Company or any other Subsidiary, except, in the case of any event described in clause (i), (ii) or (iii) above, any encumbrance or restriction (A) pursuant to any agreement in effect on the date of this Indenture (including the Texas Gas Guarantees), or (B) pursuant to an agreement relating to any Debt outstanding on the date such subsidiary becomes a Subsidiary of the Company and not Incurred in anticipation of becoming a Subsidiary, or (C) pursuant to an agreement effecting a renewal, extension, refinancing or refunding (or successive renewals, extensions, refinancings or refundings) of Debt Incurred pursuant to an agreement referred to in clause (A) or clause (B) above; provided, however, that the provisions contained in any such agreements be no less favorable to the holders of the Notes than those under such agreements existing, in the case of clause (A) above, on the date of the Indenture or, in the case of clause (B) above, on the date such subsidiary becomes a Subsidiary of the Company, in each case as determined in good faith by the Board of Directors and evidenced by a Board Resolution filed with the Trustee.

        (b) The Company may not make any loan, advance, capital contribution to or investment in, or transfer any of its property or assets to, any Wholly owned Subsidiary except (i) in the ordinary course of business and consistent with the past practices of the Company and its Subsidiaries or (ii) for fair value if the Company delivers an Officers' Certificate to the Trustee stating that such transfer will not be adverse to the Holders of the Notes, and in case of this clause (ii) as determined by the Board of Directors and evidenced by a Resolution filed with the Trustee.

        Section 1009.  Limitation on Liens.

        (a) The Company may not, and may not permit any Subsidiary of the Company to, Incur any Lien on property or assets of the Company or such Subsidiary to secure Debt without making, or causing such Subsidiary to make, effective provision for securing the Notes (and, if the Company may so determine, any other Debt of the Company or of such Subsidiary which is not subordinate to the Notes) equally and ratably with such Debt as to such property for so long as such Debt will be so secured or in the event such Debt is Debt of the Company which is subordinate in right of payment to the Notes, prior to such Debt as to such property for so long as such Debt will be so secured.

        (b) The restrictions set forth in subsection (a) of this Section will not apply to Liens existing on the date of the Indenture or to: (i) any Liens (A) which secure all or part of the purchase, acquisition or construction price or cost of any property or improvements to property (or secure a loan made to enable the Company or any Subsidiary to acquire or construct the property described in creating such Lien) or (B) upon any property acquired or constructed by the Company or a Subsidiary and created not later than 180 days after the later of (1) such acquisition or completion of such construction and
(2) commencement of full operation of such property, or (C) existing on any property at the time of the acquisition thereof whether or not assumed by the Company or any Subsidiary; provided that in all such cases such Lien will extend to the property so acquired or constructed, fixed improvements thereon, replacements, products and proceeds thereof, the income and profits therefrom and, in the case of construction, the real property on which such property is located; (ii) Liens securing only the Notes; (iii) Liens in favor of the Company or a Wholly owned Subsidiary of the Company; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company and not created in anticipation of becoming a Subsidiary; (v) Liens on property existing at the time of acquisition thereof; (vi) Liens on property of the Company or any of its Subsidiaries in favor of the United States of America or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute; (vii) Liens for taxes or assessments or other governmental charges or levies; (viii) Liens to secure obligations under workmen's compensation laws or similar legislation, including Liens with respect to judgments which are not currently dischargeable; (ix) Liens Incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds or other obligations of a like nature Incurred in the ordinary course of business; (x) Liens to secure industrial revenue or development or pollution control bonds; (xi) any Liens securing Debt owing by a Subsidiary of the Company to one or more Wholly owned Subsidiaries of the Company (but only if such Debt is held by such Wholly owned Subsidiaries); (xii) Liens on inventory and receivables Incurred in the ordinary course of business to secure Debt Incurred for working capital purposes, including the sale of receivables on a limited or non-recourse basis; and (xiii) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part of any Debt secured by Liens referred to in the foregoing clauses (i) to (xii) so long as such Lien does not extend to any other property and the Debt so secured is not increased.

        (c) In addition to the foregoing, the Company and its Subsidiaries may Incur a Lien to secure Debt or enter into a Sale and Leaseback Transaction, without equally and ratably securing the Notes, if the sum of (i) the amount of Debt secured by a Lien entered into after the date of the Indenture and otherwise prohibited by the Indenture and (ii) the Attributable Value of all Sale and Leaseback Transactions or Capitalized Lease Obligations in respect thereof entered into after the date of the Indenture and otherwise prohibited by the Indenture does not exceed 10% of Consolidated Net Tangible Assets.

        Section 1010.  Limitation on Sale and Leaseback
                       Transactions.

        The Company will not, and will not permit any Subsidiary of the Company to, enter into any Sale and Leaseback Transaction (except for a period not exceeding 12 months) unless: (a) the Company or such Subsidiary would be entitled to Incur a Lien to secure Debt or enter into a Sale and Leaseback Transaction by reason of the provisions described in subsection (c) of Section 1009 without equally and ratably securing the Notes; or (b) the Company or such Subsidiary applies or commits to apply within 60 days an amount equal to the Net Available Proceeds of the sale pursuant to the Sale and Leaseback Transaction to
(1) the repayment of Company Debt which is pari passu with the Notes or, if no such Debt is outstanding or repayable, in lieu thereof, other Company or Subsidiary Debt or (2) the investment by the Company in Pipeline Assets.

        Section 1011. Limitation on Transactions with Affiliates and Related Persons.

        The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly, enter into any transaction after the date of the Indenture with any Affiliate or Related Person (other than the Company or a Wholly owned Subsidiary of the Company) except for transactions in the ordinary course of business of the Company which involve a dollar amount which is less than 5% of the consolidated revenues of the Company and its Subsidiaries for the prior fiscal year, unless the Board of Directors determines in its good faith judgment and evidenced by a Board Resolution describing such transaction and filed with the Trustee that: (a) such transaction is in the best interest of the Company or such Subsidiary and (b) such transaction is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in an arm's-length transaction; provided, however, that the foregoing limitation shall not apply to the cash management program, tax sharing agreements, management service agreements, gas marketing agreements, agency agreements or other arrangements or agreements among Transco and its Subsidiaries in effect on the date hereof or any successor arrangements on comparable terms.

        Section 1012.  Provision of Financial Information.

        So long as the Notes are Outstanding, whether or not the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) if the Company were so required. The Company will also provide to all Holders and file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to the reporting requirements of such Sections and if filing such documents by the Company with the Commission is not permitted under the Exchange Act, and promptly upon written request supply copies of such documents to any prospective Holder.

        Section 1013.  Waiver of Certain Covenants.

        The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1008 to 1012, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                        *  *  *  *  *

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                 TEXAS GAS TRANSMISSION
                                   CORPORATION



                                 By:      /s/   Larry J.Dagley
                                   Name:  Larry J. Dagley
                                   Title:    Senior Vice President and
                                              Chief Financial Officer


ATTEST:





                                 THE CHASE MANHATTAN BANK
                                   (NATIONAL ASSOCIATION),
                                   as Trustee


                                 By:          /s/  Thomas J. Provenzano
                                   Name: Thomas J. Provenzano
                                   Title:    Second Vice President


ATTEST:

STATE OF           )
                    )     ss.:
       COUNTY OF    )


        On the             day of                                  ,
before me personally came                                         , to
me known, who, being by me duly sworn, did depose and say that he is of the TEXAS GAS TRANSMISSION
CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                      Notary Public

STATE OF NEW YORK  )
                   )   ss.:
COUNTY OF NEW YORK )


        On the             day of                                  ,
before me personally came                                         , to
me known, who, being by me duly sworn, did depose and say that he is of  THE CHASE MANHATTAN BANK,
(NATIONAL ASSOCIATION), one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                      Notary Public